  EX-99.16(a)

UMB Scout Funds
(a Delaware statutory trust)

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned as trustees and/or officers of UMB Scout Funds (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints C. Warren Green, Bradley S. Kastler, Lawrence A. Knecht, Constance E. Martin, Michael P. O’Hare and Mark E. Osborne, and each of them with power to act without the others, his or her attorney-in-fact, with full power of substitution and resubstitution, to sign any amendments to the Trust’s current Registration Statement on Form N-1A (as filed with the U.S. Securities and Exchange Commission) and any Registration Statement on Form N-14 for the Trust (or amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and each of them shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, all and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

        IN WITNESS WHEREOF, the undersigned has herewith set his or her name and seal as of the 1st day of April 2009.

/s/ Andrea F. Bielsker	/s/ Eric T. Jager
Andrea F. Bielsker, Trustee	Eric T. Jager, Trustee

/s/ Gary W. DiCenzo	/s/ James L. Moffett
Gary W. DiCenzo, President	James L. Moffett, Principal Executive Officer

/s/ William B. Greiner	/s/ Stephen F. Rose
William B. Greiner, Trustee	Stephen F. Rose, Trustee

/s/ William E. Hoffman
William E. Hoffman, Trustee